EXHIBIT 10.38

FIRST MODIFICATION TO

COMMERCIAL PROMISSORY NOTE

THIS FIRST MODIFICATION TO COMMERCIAL PROMISSORY NOTE (“Modification”) is made and entered into this 29th day of September, 2003 by and between SALIX PHARMACEUTICALS, LTD., a Delaware corporation and SALIX PHARMACEUTICALS, INC., a California corporation (collectively, jointly and severally, “Borrower”) and RBC CENTURA BANK (“Bank”).

RECITALS

Bank made a loan to Borrower pursuant to the terms of a Commercial Promissory Note dated September 30, 2002 in the original principal amount of up to Seven Million Dollars ($7,000,000.00) (with all amendments and modifications thereto, the “Note”) and a Loan and Security Agreement dated September 30, 2002 (with all amendments and modifications thereto, the “Loan Agreement”; and with the Note and all other instruments, documents and agreements delivered in connection with the Note or Loan Agreement, or securing the same, and all amendments and modifications thereto, collectively the “Loan Documents”). Borrower has requested Bank modify the payment terms of the Note, and Bank has agreed to do so as set forth below.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and independent sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated in this Modification.

2. Modification to Note; Conforming Modification of Loan Agreement. The Maturity Date is hereby extended until December 31, 2003, and in connection therewith, Section 2.1 of the Note is hereby deleted in its entirety, and a new Section 2.1 is inserted in lieu thereof, reading as follows:

“Section 2.1 Interest Payment Terms. Interest shall be payable monthly, in arrears, beginning October 10, 2002 and continuing on the same calendar day of each consecutive month thereafter until December 31, 2003 (the “Maturity Date”), when all accrued but unpaid interest is due and payable in full.”

In furtherance thereof, the “Revolving Maturity Date”, as defined in Exhibit A to the Loan Agreement is hereby modified to be and mean December 31, 2003.

3. Effect of Modification. Nothing contained in this Modification shall in any way waive, annul, vary and affect any provision, condition, covenant and agreement contained in the Note and other Loan Documents, except as specifically modified herein, nor affect and impair any rights, powers and remedies under the Loan Documents. The Note, as modified by this Modification, and the other Loan Documents contain the entire agreement of the parties hereto and the undersigned does hereby ratify and confirm the terms of each of the Note, Loan Agreement and other Loan Documents, all of which shall remain in full force and effect, as modified herein. This Modification shall be binding upon any assignee and successor in interest of the parties hereto, and Borrower waives and will not assert against any transferee and assignee of Bank any claims, defenses, set-offs and rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive.

4. Miscellaneous. This Modification shall be deemed to have been executed and delivered in North Carolina regardless of where the signatories may be located at the time of execution and shall be governed by and construed in accordance with the substantive laws of the State of North Carolina, excluding, however, the conflict of law provisions thereof. This Modification may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. It is the intention of the parties that this Modification and the Note, the other Loan Documents, and any other commitment letters, documents or agreements related to or entered into in connection with the Loan Documents (or any of them), be interpreted in a consistent manner; provided, however, in the event of any irreconcilable conflict in the provisions of this Modification and the provisions of any of the Loan Documents, the provisions of this Modification shall control.

IN WITNESS WHEREOF, the parties have caused this Modification to be executed with authority duly obtained, as of the date first written above.

SALIX PHARMACEUTICALS, LTD., a Delaware corporation

By:	/s/ Adam C. Derbyshire
Print Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

SALIX PHARMACEUTICALS, INC., a California corporation

By:	/s/ Adam C. Derbyshire
Print Name:	Adam C. Derbyshire
Title:	Senior Vice President and Chief Financial Officer

RBC CENTURA BANK

By:	/s/ Win Bear
Print Name:	Win Bear
Title:	Senior Account Manager